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                                                                    EXHIBIT 16.1

December 5, 2006

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20459

Commissioners:

We have read Item 4.01 of Integrated Healthcare Holdings, Inc.'s Form 8-K dated November 30, 2006, and are in agreement with the statements concerning our Firm in paragraphs one, two, three, and five.



/s/ RAMIREZ INTERNATIONAL
    Financial & Accounting Services, Inc.